SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                                  May 17, 2001
                     --------------------------------------
                Date of Report (Date of earliest event reported)


                                 Citigroup Inc.
                    ----------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                        ---------------------------------
                 (State or other jurisdiction of incorporation)


         1-9924                                         52-1568099
  (Commission File Number)                     (IRS Employer Identification No.)



                    399 Park Avenue, New York, New York 10043
                   -------------------------------------------
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (212) 559-1000

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Item 5.           Other Information

         Grupo Financiero Banamex-Accival ("Banacci"), Mexico's top financial institution, and Citigroup, the preeminent global financial services company, announced today that they have reached an agreement through which Banacci, and all its direct and indirect subsidiaries, will integrate with Citigroup's global operations. Banacci shareholders will receive $6.25 billion in cash and 126,877,791 Citigroup shares which, based on a closing price of $49.26 on May 11th, have a value of $6.25 billion - for a total transaction value of $12.5 billion.

         The transaction grants equal treatment to all Banacci shareholders, and the tender offer is for 100% of Banacci shares. Shareholders representing at least 51% of Banacci's shares have agreed to tender their shares prior to the tender offer. Citigroup will apply to have its shares listed on the Mexican Stock Exchange. If approved, Citigroup will be the first international company to be so listed.

         Under the terms of the transaction, Banacci and Citigroup's operations in Mexico will be integrated, and will conduct business under the "Banamex" brand name.

         The transaction, which has been unanimously approved by the Boards of Directors of both companies, is subject to a number of regulatory approvals and is expected to close in the fourth quarter.

         A joint press release announcing the transaction was issued on May 17, 2001, a copy of which is being filed as Exhibit 99.1 to this Form 8-K and which is incorporated herein by reference in its entirety.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)      Exhibits

        Exhibit Number
           99.1 Joint Press Release, dated May 17, 2001, issued by Citigroup Inc. and Grupo Financiero Banamex-Accival.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    May 17, 2001                     Citigroup Inc.


                                          By: /s/ Michael A. Ross
                                              --------------------
                                              Michael A. Ross
                                              Assistant Secretary


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                                  EXHIBIT INDEX


        Exhibit Number
                 99.1 Joint Press Release, dated May 17, 2001, issued by Citigroup Inc. and Grupo Financiero Banamex-Accival.